UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2022, Nabriva Therapeutics plc (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the closing bid for the last 30 consecutive business days, the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market, as set forth in Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Notice does not result in the immediate delisting of the Company’s ordinary shares from The Nasdaq Global Select Market. In accordance with Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days to regain compliance with the Bid Price Rule. As a result, the Company will have until July 5, 2022 (the “Compliance Date”) to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s ordinary shares must be at least $1.00 per share for a minimum of ten consecutive business days on or before the Compliance Date.

If the Company does not regain compliance with the Bid Price Rule by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of its ordinary shares to the Nasdaq Capital Market, provided it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Rule. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period. If the Company does not qualify for the additional compliance period or fails to regain compliance during the additional 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s ordinary shares, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq hearing panel.

In addition to continuing to monitor the closing bid price of its ordinary shares, the Company expects to consider available options to regain compliance with the Bid Price Rule. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: January 7, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer